EXHIBIT 16.1

Weinberg & Baer LLC

115 Sudbrook Lane, Baltimore, MD 21208
Phone (410) 702-5660

October 8, 2015

Securities and Exchange Commission
100 F Street NE
Washington, D.C.  20549

Re:  Q BioMed Inc.

We have read Q BioMed Inc.’s statements included under Item 4.01 of its Form 8-K dated October 8, 2015 and agree with such statements, insofar as they apply to Weinberg & Baer LLC.

Very truly yours,

/s/ Weinberg & Baer LLC

Weinberg & Baer LLC